NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 25, 2007

Contacts:	Paris G. Reece III	Robert N. Martin	Alison Schuller
	Chief Financial Officer	Investor Relations	Corporate Communications
	(303) 804-7706	(720) 977-3431	(720) 977-3554
	greece@mdch.com	bob.martin@mdch.com	alison.schuller@mdch.com
M.D.C. HOLDINGS ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2006 RESULTS
     2006 FOURTH QUARTER
•	Net loss of $6.4 million; diluted loss per share of $0.14

•	After-tax asset impairments and project cost write-offs of $60.6 million

•	Cash flow from operations of $413.0 million

•	Ratio of corporate and homebuilding debt to capital, net of cash, of 0.18

•	Ending unrestricted cash and available borrowing capacity of $1.74 billion

•	Total revenue of $1.34 billion; $1.74 billion in 2005

•	Closed 3,594 homes at an average selling price of $360,100

•	Net orders for 1,571 homes valued at $515.0 million
     2006 FULL YEAR
•	Net income of $214.3 million; diluted earnings per share of $4.66

•	After-tax asset impairments and project cost write-offs of $87.7 million

•	Cash flow from operations of $371.7 million

•	Total revenue of $4.80 billion; $4.89 billion in 2005

•	Closed 13,123 homes at an average selling price of $354,400

•	Net orders for 10,229 homes valued at $3.47 billion

•	Yearend backlog of 3,638 homes valued at $1.30 billion
     DENVER, Thursday, January 25, 2007 — M.D.C. Holdings, Inc. (NYSE: MDC) today announced a net loss for the quarter ended December 31, 2006 of $6.4 million, or $0.14 per diluted share, compared with net income of $197.5 million, or $4.29 per diluted share, for the same period in 2005. Total revenue for the fourth quarter was $1.34 billion, compared with revenue of $1.74 billion for the same period in 2005. Operating results for the 2006 fourth quarter were impacted adversely by after-tax charges for asset impairments and project cost
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M.D.C. HOLDINGS, INC.
write-offs of $56.5 million and $4.1 million respectively. Without these charges, the net loss would have improved to net income of $54.3 million, or $1.18 per diluted share. Please see the last page of this document for a reconciliation of non-GAAP financial measures.
     Net income for the year ended December 31, 2006 was $214.3 million, or $4.66 per diluted share, compared with net income of $505.7 million, or $10.99 per diluted share, for the same period in 2005. Total revenue for the year ended December 31, 2006 was $4.80 billion, compared with $4.89 billion for the year ended December 31, 2005. Operating results for the 2006 full year were impacted adversely by after-tax charges for asset impairments and project cost write-offs of $69.3 million and $18.4 million, respectively. Without these charges, net income would have improved to $302.0 million, or $6.57 per diluted share. Please see the last page of this document for a reconciliation of non-GAAP financial measures.
     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “Even though the environment for new home sales showed little improvement from the first nine months of 2006, we were successful in strengthening our financial position during the fourth quarter. We reduced our lots owned and under option by over 4,000 since the end of the third quarter, which contributed to a 35% reduction in our total lots controlled since the beginning of the year. Decreases in our homebuilding inventories enabled us to generate more than $400 million of operating cash flow during the fourth quarter alone, which allowed us to end the year with $508 million in cash and nothing outstanding under our $1.25 billion homebuilding line of credit. This contributed to a 30% increase in our combined cash and available borrowing capacity during the fourth quarter to more than $1.7 billion. In addition, our stockholders’ equity and book value per share grew by 11% and 9%, respectively, from the previous year, despite the impact of $88 million in after-tax charges associated with project cost write-offs and asset impairments incurred throughout the year. As a result, we ended the year with a ratio of homebuilding and corporate debt to capital, net of cash, of 0.18, which continues to be one of the lowest in the industry.”
     Mizel concluded, “As we begin a new year, we are focused on initiatives that should help improve our business for the important spring selling season and beyond. We have enhanced the training for our sales and customer service personnel in an effort to better attract and retain potential buyers. We plan to open more than 120 model homes over the next 90 days, with many featuring new or enhanced designs. We recognize the need to continue evaluating potential investments in our core homebuilding operations. Consistent with this objective, we have been and will be communicating to land sellers in all of our markets that we are ready to acquire attractively-priced land assets. If we are successful in taking advantage of opportunities that may emerge during this downturn period, we will be positioned to accelerate our Company’s growth when the industry eventually rebounds.”
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M.D.C. HOLDINGS, INC.
Homebuilding Results
     Homebuilding loss before taxes for the quarter ended December 31, 2006 was $14.3 million, compared with income before taxes of $333.2 million for the same period in 2005. Homebuilding income before taxes for the full year 2006 was $371.4 million, compared with $892.3 million for the full year 2005. The income decreases in the 2006 periods were driven in large part by reduced home closings and significant declines in home gross margins from the record levels achieved during the same periods in 2005, partially offset by the impact of increased average selling prices. In addition, homebuilding results for the 2006 periods were impacted adversely by non-cash, pre-tax asset impairment charges of $91.3 million and $112.0 million, respectively, while no impairments were realized for the comparable periods in 2005. The Company closed 3,594 homes and produced home gross margins of 16.6% in the 2006 fourth quarter, compared with 4,951 home closings and home gross margins of 27.8% for the comparable period in 2005. For the year ended December 31, 2006, the Company closed 13,123 homes and produced home gross margins of 22.2%, compared with 15,307 home closings and home gross margins of 28.3% for the year ended December 31, 2005. Average selling prices reached $360,100 and $354,400, respectively, for the quarter and year ended December 31, 2006, up $15,600 and $41,300 from the same periods in 2005.
     Homebuilding commissions, marketing, general and administrative (“SG&A”) expenses were $141.7 million, or 11.0% of home sales revenue, for the 2006 fourth quarter, compared with $143.2 million, or 8.4% of home sales revenue, for the 2005 fourth quarter. For the year ended December 31, 2006, homebuilding SG&A expenses were $560.1 million, or 12.0% of home sales revenue, compared with $473.0 million, or 9.9% of home sales revenue, for the same period in 2005. The SG&A expenses for the three months and year ended December 31, 2006 included project cost write-offs of $6.7 million and $29.7 million, respectively, compared with $5.2 million and $10.4 million of such costs for the same periods in 2005.
     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “From the 2006 third quarter to the 2006 fourth quarter, we experienced a reduction in home gross margins of at least 400 basis points in each of our markets except Utah, Delaware Valley and Colorado, where margins improved slightly. The margin declines were caused by our increased use of incentives, designed to spur demand in the midst of extremely competitive market conditions in most of our markets.”
     Reece continued, “The $91.3 million in impairment charges we recognized during the fourth quarter relate to 52 projects spread throughout most of our markets. More than 80% of the impairment charge occurred in our West homebuilding segment, which includes California, Nevada and Arizona, with California alone accounting for almost half of the total charge. The impairments were recognized in subdivisions where we experienced a much slower than anticipated home order pace and significantly increased incentives required to generate new orders and keep existing orders in backlog.”
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M.D.C. HOLDINGS, INC.
     Reece concluded, “Our SG&A expenses declined slightly year-over-year in the 2006 fourth quarter, reflecting reduced employee-related costs resulting from our continued efforts to right-size our homebuilding operations in view of current market conditions. However, these savings partially were offset by significantly higher advertising expenses incurred to improve traffic levels in response to the more competitive home selling environment in most of our markets. Our 2006 full year SG&A expenses were impacted similarly by higher advertising costs, which contributed to a year-over-year increase in marketing costs of $22.8 million. In addition, our 2006 commissions expense increased by $20.8 million year-over-year as a result of increased amounts paid to outside brokers due to the more competitive home selling conditions. And our project cost write-offs rose by nearly $20 million, as we relinquished control of almost 7,000 optioned lots during the year.”
Financial Services and Other Results
     Income before taxes from the Company’s Financial Services and Other segment for the quarter and year ended December 31, 2006 were $10.0 million and $45.2 million, respectively, compared with $16.1 million and $35.0 million, respectively, for the same periods in the previous year. In the 2006 fourth quarter, increased profits from the mortgage operations were more than offset by increases in actuarially determined loss reserves related to the Company’s insurance activities. Full year profit improvements in 2006 primarily resulted from higher gains on sales of mortgage loans, compared with 2005. Increased dollar volumes of mortgage loan originations and mortgage loans sold during 2006 drove the higher gains. The Company achieved these increased volumes by improving its mortgage capture rate, largely as a result of expanding the mortgage loan products that it could originate directly for its customers, and increasing its average loan amounts in connection with the Company’s higher average selling prices.
Home Orders and Backlog
     MDC received orders, net of cancellations, for 1,571 homes with an estimated sales value of $515.0 million during the 2006 fourth quarter, compared with net orders for 2,405 homes with an estimated sales value of $831.0 million during the same period in 2005. The decline in quarterly net home orders was related almost exclusively to a year-over-year increase in the number of order cancellations recorded, as the number of gross orders taken was virtually unchanged. For the year ended December 31, 2006, the Company received net orders for 10,229 homes with an estimated sales value of $3.47 billion, compared with 15,334 net orders with an estimated sales value of $5.23 billion for the year ended December 31, 2005. The reduction in annual net home orders related largely to an increase in the number of order cancellations received and, to a lesser extent, a decrease in the number of gross orders taken in every market except Utah, Arizona, Maryland and the Delaware Valley. The Company ended the fourth quarter of 2006 with a backlog of 3,638 homes, compared with a backlog of 6,532 homes at
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M.D.C. HOLDINGS, INC.
December 31, 2005. The estimated sales value of backlog at the end of the 2006 fourth quarter was $1.30 billion, compared with $2.44 billion at December 31, 2005.
     MDC, whose subsidiaries build homes under the name “Richmond American Homes,” is one of the top ten homebuilders in the United States, based on 2005 revenue. The Company also provides mortgage financing, primarily for MDC’s homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC, a Fortune 500 Company, is a major regional homebuilder with a significant presence in Colorado, Jacksonville, Las Vegas, Maryland, Northern California, Northern Virginia, Phoenix, Salt Lake City, Southern California and Tucson. MDC also has established operating divisions in Chicago, Philadelphia/Delaware Valley and West Florida. For more information about our Company, please visit RichmondAmerican.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding future home closings, revenue and earnings, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions, including changes in cancellation rates, net home orders, home gross margins, and land and home values; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s reports on Form 10-K/A for the year ended December 31, 2005, and Form 10-Q for the quarter ended September 30, 2006, which were filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
REVENUE
Home sales revenue	$1,294,140	$1,705,525	$4,650,556	$4,792,700
Land sales revenue	15,799	430	34,611	2,995
Other revenue	33,474	33,659	116,575	96,894

Total Revenue	1,343,413	1,739,614	4,801,742	4,892,589

COSTS AND EXPENSES
Home cost of sales	1,079,274	1,231,797	3,619,656	3,436,035
Land cost of sales	15,367	365	33,491	1,861
Asset impairments	91,252	—	112,027	—
Marketing expenses	36,957	32,583	128,856	106,015
Commission expenses	44,481	45,045	151,108	130,307
General and administrative expenses	92,285	106,083	419,780	401,184
Related party expenses	1,796	8,210	3,687	8,424

Total Costs and Expenses	1,361,412	1,424,083	4,468,605	4,083,826

Income (loss) before income taxes	(17,999)	315,531	333,137	808,763
Benefit from (provision for) income taxes	11,634	(118,052)	(118,884)	(303,040)

NET INCOME (LOSS)	$(6,365)	$197,479	$214,253	$505,723

EARNINGS (LOSS) PER SHARE
Basic	$(0.14)	$4.43	$4.77	$11.48

Diluted	$(0.14)	$4.29	$4.66	$10.99

WEIGHTED-AVERAGE SHARES
Basic	45,073	44,605	44,952	44,046

Diluted	46,097	46,068	45,971	46,036

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$1.00	$0.76

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$507,947	$214,531
Restricted cash	2,641	6,742
Home sales and other accounts receivable	143,936	158,808
Mortgage loans held in inventory	212,903	237,376
Inventories, net
Housing completed or under construction	1,178,671	1,320,106
Land and land under development	1,575,158	1,677,948
Property and equipment, net	44,606	49,119
Deferred income taxes	124,880	54,319
Prepaid expenses and other assets, net	119,133	140,901

Total Assets	$3,909,875	$3,859,850

LIABILITIES
Accounts payable	$171,005	$201,747
Accrued liabilities	419,654	442,409
Income taxes payable	28,485	102,656
Related party liabilities	1,700	8,100
Homebuilding line of credit	—	—
Mortgage line of credit	130,467	156,532
Senior notes, net	996,682	996,297

Total Liabilities	1,747,993	1,907,741

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 45,179,000 and 45,165,000 issued and outstanding, respectively, at December 31, 2006 and 44,642,000 and 44,630,000 issued and outstanding, respectively, at December 31, 2005	452	447
Additional paid-in capital	760,831	719,813
Retained earnings	1,402,261	1,232,971
Accumulated other comprehensive loss	(1,003)	(622)
Less treasury stock, at cost; 14,000 and 12,000 shares, respectively, at December 31, 2006 and December 31, 2005	(659)	(500)

Total Stockholders’ Equity	2,161,882	1,952,109

Total Liabilities and Stockholders’ Equity	$3,909,875	$3,859,850

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
REVENUE
West	$809,332	$1,098,986	$2,871,040	$2,833,398
Mountain	211,382	230,514	730,489	834,270
East	183,743	261,912	628,508	732,132
Other Homebuilding	119,329	120,362	493,628	413,628

Total Homebuilding	1,323,786	1,711,774	4,723,665	4,813,428
Financial Services and Other	29,086	31,021	103,243	87,849
Corporate	1,113	28	1,788	1,487
Intercompany Adjustments	(10,572)	(3,209)	(26,954)	(10,175)

Consolidated	$1,343,413	$1,739,614	$4,801,742	$4,892,589

INCOME (LOSS) BEFORE INCOME TAXES
West	$(38,688)	$226,081	$235,954	$611,603
Mountain	18,307	20,852	43,490	70,348
East	19,015	80,844	104,706	203,853
Other Homebuilding	(12,946)	5,439	(12,709)	6,538

Total Homebuilding	(14,312)	333,216	371,441	892,342
Financial Services and Other	10,025	16,067	45,186	34,964
Corporate	(13,712)	(33,752)	(83,490)	(118,543)

Consolidated	$(17,999)	$315,531	$333,137	$808,763

ASSET IMPAIRMENTS
West	$75,561	$—	$90,802	$—
Mountain	1,265	—	1,891	—
East	6,879	—	8,236	—
Other Homebuilding	7,547	—	11,098	—

Total Homebuilding	$91,252	$—	$112,027	$—

	December 31,	December 31,
	2006	2005
TOTAL ASSETS
West	$1,869,442	$2,092,833
Mountain	535,554	469,572
East	333,902	362,292
Other Homebuilding	266,326	358,958

Total Homebuilding	3,005,224	3,283,655
Financial Services and Other	246,734	277,455
Corporate	657,917	298,740

Consolidated	$3,909,875	$3,859,850

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
SELECTED OPERATING DATA
General and Administrative Expenses
Homebuilding Operations	$60,309	$65,562	$280,129	$236,695
Financial Services and Other Operations	19,019	14,951	58,059	52,883
Corporate	12,957	25,570	81,592	111,606

Total	$92,285	$106,083	$419,780	$401,184

SG&A as a Percent of Home Sales Revenues
Homebuilding Operations	11.0%	8.4%	12.0%	9.9%
Corporate	1.1%	2.0%	1.8%	2.5%
Total Homebuilding and Corporate	12.1%	10.4%	13.9%	12.4%

Depreciation and Amortization	$17,493	$19,907	$59,030	$54,425

Home Gross Margins[1]	16.6%	27.8%	22.2%	28.3%

Cash Provided by (Used in) Operating Activities	$413,013	$132,107	$371,670	$(424,929)
Cash Used in Investing Activities	$(2,997)	$(4,771)	$(10,221)	$(22,889)
Cash Provided by (Used in) Financing Activities	$(34,913)	$(32,575)	$(68,033)	$261,390

Ending Unrestricted Cash and Available Borrowing Capacity	$1,736,054	$1,245,540	N/A	N/A

Ending Book Value Per Share[2]	$47.87	$43.74	N/A	N/A

After-Tax Return on Average Capital[3]	6.6%	19.2%	N/A	N/A
After-Tax Return on Average Assets[3]	5.5%	15.8%	N/A	N/A
After-Tax Return on Average Equity[3]	10.2%	28.7%	N/A	N/A

Interest in Home Cost of Sales as a Percent of Home Sales Revenue	1.1%	0.7%	1.1%	0.7%

Corporate and Homebuilding Interest Capitalized
Interest Capitalized in Inventories at Beginning of Period	$50,145	$37,878	$41,999	$24,220
Interest Capitalized During the Period	14,148	15,332	58,141	51,872
Interest in Home and Land Cost of Sales for the Period	13,638	11,211	49,485	34,093
Interest Capitalized in Inventories at End of Period	$50,655	$41,999	$50,655	$41,999

Interest Capitalized as a Percent of Inventories	1.8%	1.4%	N/A	N/A

[1]	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing and asset impairments) as a percent of home sales revenue. Prior year information has been reclassified to conform with current year presentation.

[2]	Ending stockholders’ equity divided by ending shares outstanding.

[3]	Based on last twelve months data.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,	December 31,
	2006	2005	2004
LOTS OWNED AND CONTROLLED
Lots Owned	19,410	23,445	20,760
Lots Under Option	8,097	18,819	21,164
Homes Completed or Under Construction	4,636	6,891	5,573

LOTS OWNED BY MARKET
(excluding homes completed or under construction)
Arizona	6,368	7,385	5,657
California	2,802	3,367	2,646
Colorado	3,479	3,639	3,993
Delaware Valley	265	471	312
Florida	1,093	1,201	594
Illinois	287	430	508
Maryland	528	679	650
Nevada	2,747	4,055	3,916
Texas	13	471	642
Utah	1,185	964	862
Virginia	643	783	980

Total Company	19,410	23,445	20,760

LOTS UNDER OPTION BY MARKET
Arizona	744	3,650	5,494
California	387	2,005	1,782
Colorado	801	2,198	1,866
Delaware Valley	683	1,283	723
Florida	1,800	3,202	2,980
Illinois	—	186	203
Maryland	960	1,173	1,206
Nevada	250	1,400	1,859
Texas	—	80	1,694
Utah	91	418	216
Virginia	2,381	3,224	3,141

Total Company	8,097	18,819	21,164

Non-refundable Option Deposits
Cash	$20,228	$48,157	$41,804
Letters of Credit	14,224	23,142	22,062

Total Non-refundable Option Deposits	$34,452	$71,299	$63,866

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
HOMES CLOSED (UNITS)
Arizona	1,016	1,121	3,353	3,671
California	536	864	1,788	2,102
Colorado	309	575	1,463	2,190
Delaware Valley	78	15	200	33
Florida	219	251	921	1,083
Illinois	55	46	174	86
Maryland	154	137	444	397
Nevada	647	1,165	2,756	3,016
Texas	29	183	395	799
Utah	342	264	922	904
Virginia	209	330	707	1,026

Total Company	3,594	4,951	13,123	15,307

AVERAGE SELLING PRICE PER HOME CLOSED
Arizona	$273.9	$255.0	$294.6	$227.2
California	596.0	517.5	558.7	512.6
Colorado	332.7	288.0	308.7	286.3
Delaware Valley	420.1	379.4	405.7	369.6
Florida	267.7	268.2	284.8	219.9
Illinois	367.3	357.2	367.5	389.4
Maryland	528.3	528.8	558.0	482.8
Nevada	307.6	318.2	317.5	305.8
Texas	151.0	165.7	165.9	160.6
Utah	320.8	244.4	303.3	226.4
Virginia	491.2	577.0	536.3	527.1
Company Average	$360.1	$344.5	$354.4	$313.1

ORDERS FOR HOMES, NET (UNITS)
Arizona	480	587	2,758	3,627
California	241	323	1,450	2,060
Colorado	201	348	1,139	2,075
Delaware Valley	28	35	138	191
Florida	(11)	127	519	1,044
Illinois	35	35	117	148
Maryland	60	58	380	423
Nevada	314	505	2,048	3,293
Texas	11	109	169	781
Utah	133	212	1,049	953
Virginia	79	66	462	739

Total Company	1,571	2,405	10,229	15,334

Estimated Value of Orders for Homes, net	$515,000	$831,000	$3,467,000	$5,233,000

Estimated Average Selling Price of Orders for Homes, net	$327.8	$345.5	$338.9	$341.3

Order Cancellation Rate[4]	56.5%	33.8%	43.4%	23.7%

[4]	Gross number of cancellations received divided by gross number of orders received.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,	December 31,
	2006	2005	2004
BACKLOG (UNITS)
Arizona	1,504	2,099	2,143
California	427	765	807
Colorado	253	577	692
Delaware Valley	119	181	23
Florida	197	599	638
Illinois	23	80	18
Maryland	187	251	225
Nevada	315	1,023	746
Texas	12	238	256
Utah	465	338	289
Virginia	136	381	668

Total Company	3,638	6,532	6,505

Backlog Estimated Sales Value	$1,300,000	$2,440,000	$1,920,000

Estimated Average Selling Price of Homes in Backlog	$357.3	$373.5	$295.2

ACTIVE SUBDIVISIONS
Arizona	67	54	32
California	45	34	22
Colorado	47	57	53
Delaware Valley	8	7	2
Florida	30	19	18
Illinois	6	8	1
Maryland	19	11	11
Nevada	41	43	31
Texas	2	21	24
Utah	22	18	22
Virginia	19	20	26

Total Company	306	292	242

Average for Quarter Ended	299	287	237

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M.D.C. HOLDINGS, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except ratios and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
NON-GAAP FINANCIAL MEASURES
Net income and earnings per share, excluding asset impairments and project cost write-offs
Asset impairments, before tax	$91,252	$—	$112,027	$—
Project cost write-offs, before tax	6,686	5,223	29,708	10,439

Total	97,938	5,223	141,735	10,439

Income tax affect	37,314	1,990	54,001	3,977

After-tax asset impairments and project cost write-offs	$60,624	$3,233	$87,734	$6,462

Net income (loss), as reported	(6,365)	197,479	214,253	505,723
Plus After-tax asset impairments and project cost write-offs	60,624	3,233	87,734	6,462

Net income, excluding asset impairments and project cost write-offs	$54,259	$200,712	$301,987	$512,185

Weighted average shares (basic)	45,073	44,605	44,952	44,046

Weighted average shares (diluted)	46,097	46,068	45,971	46,036

Diluted earnings (loss) per share, as reported	$(0.14)	$4.29	$4.66	$10.99

Diluted earnings per share, before asset impairments and project cost write-offs	$1.18	$4.36	$6.57	$11.13

	December 31,	December 31,
	2006	2005
Corporate and homebuilding debt-to-capital, net of cash
Total debt	$1,127,149	$1,152,829
Less mortgage line of credit	(130,467)	(156,532)

Total corporate and homebuilding debt	996,682	996,297
Less cash and restricted cash	(510,588)	(221,273)

Total corporate and homebuilding debt, net of cash	486,094	775,024
Stockholders’ equity	2,161,882	1,952,109

Total corporate and homebuilding capital, net of cash	$2,647,976	$2,727,133

Ratio of corporate and homebuilding debt to capital, net of cash	0.18	0.28
NOTE: From time to time, MDC discloses selected non-GAAP financial measures. While non-GAAP financial measures are not a substitute for the comparable GAAP measures, we believe that certain non-GAAP information is useful to investors and management in comparing current results to historical periods and to competitor results, and that it provides additional information on the performance of MDC’s businesses. The above is a presentation of and reconciliation of non-GAAP measures disclosed in this press release with the most directly comparable GAAP financial measure.
“Net income, excluding asset impairments and project write-offs” and “diluted earnings per share, before asset impairments and project write-offs,” are non-GAAP financial measures. These two non-GAAP measures exclude the impact of asset impairments and project cost write-offs, as these charges generally do not relate to homes that closed during the period. As such, MDC believes that these measures can help its management and investors better assess the Company’s effectiveness in managing the home construction process, including direct and indirect costs, for homes closed during the period.
“Ratio of corporate and homebuilding debt to capital, net of cash” is a non-GAAP financial measure. MDC’s management and investors use this ratio to help assess the risk associated with debt in the Company’s capital structure. It excludes debt incurred under MDC’s mortgage line of credit from both the numerator and denominator, as this debt is directly collateralized by mortgage loans held in inventory, which are typically liquidated within 45 days from origination, thereby substantially reducing the risk associated with this type of debt. The ratio’s numerator and denominator are also reduced by MDC’s cash position, as this balance could be used to reduce MDC’s exposure to debt outstanding.
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